UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2012

KBS LEGACY PARTNERS APARTMENT REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	333-161449	27-0668930
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	I.R.S. Employer Identification No.

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On March 7, 2012, the Company, through an indirect wholly-owned subsidiary, KBS Legacy Partners Dakota Hill LLC (the “Valley Ranch Owner”), refinanced the mortgage loan secured by a 504-unit Class A apartment complex located in the Valley Ranch community of Irving, Texas (“Legacy at Valley Ranch”) and entered into a multifamily note with CBRE Capital Markets, Inc. (the “Lender”) for borrowings of $32.5 million (the “Valley Ranch Mortgage Loan”), which represented approximately 70% of the Lender’s appraised value for Legacy at Valley Ranch. The Valley Ranch Mortgage Loan matures on April 1, 2019 and bears interest at a fixed rate of 3.93%. Monthly payments are initially interest-only. Beginning on May 1, 2014, monthly payments include principal and interest with principal payments calculated using an amortization schedule of 30 years for the balance of the loan, with the remaining principal balance and all accrued and unpaid interest due at maturity. The Company has the right to repay the loan in whole (but not in part) subject to certain conditions and a formula-based yield maintenance premium unless the loan is securitized, in which case, the loan cannot be prepaid until six months prior to maturity, but is defeasible subject to certain conditions. The loan is fully assumable by a subsequent purchaser of Legacy at Valley Ranch. The Company used the proceeds from the Valley Rance Mortgage Loan to repay in full an existing mortgage loan secured by Legacy at Valley Ranch with an outstanding principal balance of $22.6 million and to further enhance its liquidity.
KBS Legacy Partners Properties LLC (“KBSLPP”) is providing a limited guaranty of the Valley Ranch Mortgage Loan with respect to certain potential costs, expenses, losses, damages and other sums for which the Valley Ranch Owner is personally liable under the loan documents, including losses or damages which may result from certain intentional actions committed by the Valley Ranch Owner or its affiliates in violation of the loan documents. KBSLPP is also providing a guaranty of the principal balance and any interest or other sums outstanding under the Valley Ranch Mortgage Loan in the event of certain bankruptcy or insolvency proceedings involving the Valley Ranch Owner under the Valley Ranch Mortgage Loan.
ITEM 2.03 CREATING OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF‑BALANCE SHEET ARRAGEMENET OF REGISTRANT
The information required by Item 2.03 is included in Item 1.01 above and is incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS LEGACY PARTNERS APARTMENT REIT, INC.

Dated: March 8, 2012	BY:	/S/ DAVID E. SNYDER
David E. Snyder
Chief Financial Officer, Treasurer and Secretary